Exhibit 23.4

August 16, 2018

CooTek (Cayman) Inc. (the “Company”)

2nd Floor, Building 7, No. 2007 Hongmei Road, Xuhui District

Shanghai, 201103

People’s Republic of China

+(86) 21 6485 6352

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on August 16, 2018 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Haibing Wu
Name: Haibing Wu